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                          PROVIDENT INSTITUTIONAL FUNDS
                                  (the "Trust")

              AMENDED PLAN PURSUANT TO RULE 18f-3 FOR OPERATION OF
                              A MULTI-CLASS SYSTEM


                                I. INTRODUCTION


        Rule 18f-3, which became effective on April 3, 1995, requires an investment company to file with the Commission a written plan specifying all of the differences among classes, including the various services offered to shareholders, different distribution arrangements for each class, methods for allocating expenses relating to those differences and any conversion features or exchange privileges. This Amended Plan shall become effective when filed with the Securities and Exchange Commission.


                           II. ATTRIBUTES OF CLASSES

A. Generally.
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        Pursuant to this Plan, each Series of the Trust will offer up to six classes of shares - Fund Shares, Dollar Shares, Plus Shares, Administration Shares, Cash Reserve Shares and Cash Management Shares - as indicated in Appendix A attached hereto. In general, shares of each class will be identical except for different expense variables (which will result in different returns for each class), certain related rights and certain shareholder services. More particularly, Fund Shares, Dollar Shares, Plus Shares, Administration Shares, Cash Reserve Shares and Cash Management Shares will represent interests in the same portfolio of investments of a particular Series, and will be identical in all respects, except for: (a) the impact of (i) expenses assessed pursuant, as applicable, to the Fund Shareholder Services Plan, Dollar Shareholder Services Plan, Plus Distribution Plan, Administration Shareholder Services Plan, Cash Reserve Shareholders Services Plan and Cash Management Shareholder Services Plan, and the related Agreements entered into pursuant to such Plans (collectively "Plans and Related Agreements") and (ii) any other incremental expenses identified that should be properly allocated to one class, approved by the Board of Trustees, including a majority of the trustees who are not interested persons of the Trust; and (b) the fact that (i) a class will vote separately on matters which pertain to the Plans and Agreements and(ii) each class will vote separately on any matter submitted to shareholders relating to class expenses; (c) the designation of each class of shares of a Series; and (d) the different shareholder services relating to a class of shares and (e) the dividends that may be paid to the holders of shares of each class.
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B.  Distribution Arrangements, Expenses and Sales Charges.
    -----------------------------------------------------

    1.  Fund Shares
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        Fund Shares will be available for purchase by institutional investors and will be offered without a sales charge. Fund Shares will not be subject to a fee payable pursuant to Plans and Agreements.

    2.  Dollar Shares.
        -------------

        Dollar Shares will be available for purchase by institutional investors and will be offered without a sales charge. Dollar Shares will be subject to a fee payable pursuant to a Dollar Shareholder Plan and related Shareholders Service Agreement which will not exceed 0.25% (on an annual basis) of the average daily net asset value of a particular Series' Dollar Shares held by a service organization for the benefit of its customers. Services provided by a service organization under the Shareholder Service Agreement may include (i) answering shareholder inquiries regarding account status and history, the manner in which purchases, exchanges and redemption of shares may be effected and certain other matters pertaining to the shareholders' investments; and (ii) assisting shareholders in designating and changing dividend options, account designations and addresses;(iii) aggregating and processing purchase and redemption requests from customers and placing net purchase and redemption orders with the transfer agent; (iv) providing customers with a service that invests the assets of their accounts in Dollar Shares; (v) processing dividend payments from the particular portfolio on behalf of customers; (vi) providing information periodically to customers showing their positions in Dollar Shares;
(vii) arranging for bank wires; (viii) responding to customer inquiries relating to the services performed by the Service Organization; (ix) providing sub-accounting with respect to Dollar Shares beneficially owned by customers or the information necessary for sub-accounting; (x) forwarding shareholder communications from the particular portfolio (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to customers, if required by law; and (xi) other similar services if requested by the particular portfolio.

    3.  Plus Shares.
        -----------

        Plus Shares will be available for purchase by institutional investors and will be offered without a sales charge. Plus Shares will be subject to a distribution fee payable pursuant to a Distribution Plan and related Agreement which will not exceed 0.25% (on an annual basis) of the average daily net asset value of TempFund's, T-Fund's and MuniFund's Plus Shares and will not exceed 0.40% of the California Money Fund's

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and New York Money Fund's Plus Shares held by the particular service organization for the benefit of its customers. Sales and support services provided by a service organization under a Distribution Plan and related Agreement may include: (a) reasonable assistance in connection with the distribution of Plus Shares to Shareholders as requested from time to time by the Distributor, which assistance may include forwarding sales literature and advertising provided by the Distributor for Customers; and (b) the following support services to Customers who may from time to time acquire and beneficially own Plus Shares: (i) establishing and maintaining accounts and records relating to Customers that invest in Plus Shares; (ii) processing dividend and distribution payments from a particular Series on behalf of Customers; (iii) providing information periodically to Customers showing their positions in Plus Shares; (iv) arranging for bank wires; (v) responding to Client inquiries relating to the services performed by the Service Organization; (vi) responding to routine inquiries from Customers concerning their investments in Plus Shares;
(vii) providing subaccounting with respect to Plus Shares beneficially owned by Customers or the information to the Trust necessary for subaccounting; (viii) if required by law, forwarding shareholder communications from a particular Series (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to Customers; (ix) assisting in processing purchase, exchange and redemption requests from Customers and in placing such orders with service contractors; (x) assisting Customers in changing dividend options, account designations and addresses; (xi) providing Customers with a service that invests the assets of their accounts in Plus Shares pursuant to specific or pre-authorized instructions; and (xii) providing such other similar services as the Distributor may reasonably request to the extent the Service Organization is permitted to do so under applicable statutes, rules and regulations.

    4.  Administration Shares.
        ---------------------

        Administration Shares will be available for purchase by institutional investors and will be offered without a sales charge. Administration Shares will be subject to a fee payable pursuant to the Administration Shareholder Service Plan and related Agreement which will not exceed 0.10% (on an annual basis) of the average daily net asset value of a Series' Administration Shares held by the particular service organization for the benefit of its customers. Services provided by a service organization under the Administration Shareholder Service Plan and related Agreement may include (i) answering shareholder inquiries regarding account status and history, the manner in which purchases, exchanges and redemption of shares may be effected and certain other matters pertaining to the shareholders' investments; and (ii) assisting shareholders in designating and changing dividend options, account designations and addresses.

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    5.  Cash Reserve Shares.
        -------------------

        Cash Reserve Shares will be available to institutional investors and will be offered without a sales charge. Cash Reserve Shares will be subject to a fee payable pursuant to a Cash Reserve Shareholder Service Plan and related Agreement which will not exceed a specified percentage (on an annual basis) of the average daily net asset value of a particular Series' Cash Reserve Shares held by the service organization for the benefit of its customers. An initial.20% (on an annual basis) of the average daily net asset value of such Shares will be paid for service organizations for providing the following
Services: (i) providing customers with a service that invests the assets of their account in Cash Reserve Shares, (ii) responding to customer inquiries related to the services performed by the Service Organization, (iii) answering shareholder inquiries regarding account status and history, the manner in which purchases, exchanges and redemption of shares may be effected and certain other matters pertaining to the shareholders' investments, (iv) assisting shareholders in designating and changing dividend options, account designations and addresses and (v) providing software that aggregates the customers orders and establishes an order to purchase or redeem shares of a Series (a "Sweep Service") based on established target levels for the customer's demand deposit accounts. Another
 .20% (on an annual basis) of the average daily net asset value of such Shares will be paid to service organizations for providing the following Services: (vi) aggregating and processing purchase and redemption requests from customers and placing net purchase and redemption orders with the transfer agent, (vii) processing dividend payments from the particular portfolio on behalf of customers; (viii) providing information periodically to customers showing their position in Cash Reserve Shares, (ix) arranging for bank wires; (x) providing sub-accounting with respect to Cash Reserve Shares beneficially owned by customers or the information necessary for sub-accounting; (xi) forwarding shareholder communications from the particular portfolio (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to customers, if required by law; (xii) other similar services if requested by the particular portfolio, (xiii) providing the necessary computer hardware and software which links the service organization's DDA system to an account management system; (xiv) providing period statements showing a customer's account balance and, to the extent practicable, integrating such information with other customer transactions otherwise effected through or with a service organization; and (xv) furnishing (either separately or an integrated basis with other reports sent to a shareholder by a service organization) monthly and year-end statements and confirmations of purchases, exchanges and redemptions.

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    6.  Cash Management Shares.
        ----------------------

        Cash Management Shares will be available for purchase by institutional investors and will be offered without a sales charge. Cash Management Shares will be subject to a fee payable pursuant to a Cash Management Shareholder Service Plan and related Agreement which will not exceed a specified percentage (on an annual basis) of the average daily net asset value of a particular Series' Cash Management Shares held by the service organization for the benefit of its customers. An initial.25% (on an annual basis) of the average daily net asset value of such Shares will be paid to service organizations for providing the following Services: (i) providing customers with a service that invests the assets of their account in Cash Management Shares, (ii) responding to customer inquiries related to the services performed by the service organization, (iii) answering shareholder inquiries regarding account status and history, the manner in which purchases, exchanges and redemption of shares may be effected and certain other matters pertaining to the shareholders' investments, (iv) assisting shareholders in designating and changing dividend options, account designations and addresses, (v) providing software that aggregates the customers orders and establishes an order to purchase or redeem shares of a Series (a "Sweep Service") based on established target levels for the customer's demand deposit accounts, (vi) marketing and activities, including direct mail promotions that promote sweep service, (vii) expenditures for other similar marketing support such as for telephone facilities and in-house telemarketing
(viii) distribution of literature promoting sweep services, (ix) travel, equipment, printing, delivery and mailing costs overhead and other office expenses attributable to the marketing of sweep services. Another .25% (on an annual basis) of the average daily net asset value of such Shares will be paid to service organizations for providing the following services: (x) aggregating and processing purchase and redemption requests from customers and placing net purchase and redemption orders with the transfer agent, (xi) processing dividend payments from the particular portfolio on behalf of customers; (xii) providing information periodically to customers showing their position in Cash Management Shares, (xiii) arranging for bank wires; (xiv) providing sub-accounting with respect to Cash Management Shares beneficially owned by customers or the information necessary for sub-accounting; (xv) forwarding shareholder communications from the particular portfolio (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to customers, if required by law; (xvi) other similar services if requested by the particular portfolio, (xvii) providing the necessary computer hardware and software which links the service organization's DDA system to an account management system; (xviii) providing period statements showing a customer's account balance and, to the extent practicable, integrating such information with other customer transactions otherwise effected through or with a service organization; and (ixx) furnishing (either separately or

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an integrated basis with other reports sent to a shareholder by a service organizations) monthly and year-end statements and confirmations of purchases, exchanges and redemptions.

C.   Methods for Allocating Expenses Among Classes.
     ---------------------------------------------

        Class expenses are allocated to the specific class of shares of the particular portfolio. All other expenses are allocated in accordance with Rule 18f-3(c).

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                                   Appendix A


                         Series and Classes
                         ------------------

                         Series A (TempFund)

                              Class A Fund Shares
                              Class B Dollar Shares
                              Class C Plus Shares
                              Class D Administration Shares
                              Class E Cash Reserve Shares
                              Class F Cash Management Shares

                         Series B (TempCash)
                              Class A Fund Shares
                              Class B Dollar Shares

                         Series C (FedFund)

                              Class A Fund Shares
                              Class B Dollar Shares

                         Series D (T-Fund)

                              Class A Fund Shares
                              Class B Dollar Shares
                              Class C Plus Shares
                              Class D Administration Shares
                              Class E Cash Reserve Shares
                              Class F Cash Management Shares

                         Series E (Federal Trust Fund)

                              Class A Fund Shares
                              Class B Dollar Shares

                         Series F (Treasury Trust Fund)

                              Class A Fund Shares
                              Class B Dollar Shares

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                         Series and Classes
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                         Series G (MuniFund)

                              Class A Fund Shares
                              Class B Dollar Shares
                              Class C Plus Shares
                              Class D Administration Shares
                              Class E Cash Reserve Shares
                              Class F Cash Management Shares

                         Series H (MuniCash)

                              Class A Fund Shares
                              Class B Dollar Shares

                         Series I (California Money Fund)

                              Class A Fund Shares
                              Class B Dollar Shares
                              Class C Plus Shares
                              Class D Administration Shares
                              Class E Cash Reserve Shares
                              Class F Cash Management Shares

                         Series J (New York Money Fund)

                              Class A Fund Shares
                              Class B Dollar Shares
                              Class C Plus Shares

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